                                                                   EXHIBIT 10.15

[AETHER LOGO]

              SCOUTWEB(TM) SOFTWARE LICENSE AND SERVICES AGREEMENT

     THIS SCOUTWEB(TM) SOFTWARE LICENSE AND SERVICES AGREEMENT (this "Agreement") is made effective as of July 7, 2000 ("Effective Date") as set forth below between Aether Software, Inc., a Delaware corporation, with offices located at 8229 Boone Boulevard, Suite 500, Vienna, Virginia ("Aether"), and OmniSky Corporation, a Delaware corporation ("Licensee").

                                  SUMMARY PAGE

_________________________________________________________________________________________________________

LICENSEE INFORMATION:
__________________________________________________________________________________________________________
Company Name:  OmniSky Corporation      Business Contact Information:      Technical Contact Information:
Address:       1001 Elwell Court        Name: Barak Berkowitz              Name: Dave Arruda
               Palo Alto, CA 94303
Telephone:     650-969-7700             Telephone:     650-962-4330        Telephone:     650-962-4330
Fax:           650-962-4500             Fax:           650-962-4500        Fax:           650-962-4500
Web address:   www.omnisky.com          e-mail:        barak@omnisky.com   e-mail:        dave@omnisky.com
__________________________________________________________________________________________________________

LICENSEE AGREES TO BUY AND ACCEPT DELIVERY OF THE FOLLOWING:

     SOFTWARE PRODUCT(1):               UNITS:         PER UNIT PRICE:     SUBTOTAL:

          ScoutWeb(TM) Dual CPU         30 servers                         $[***]

     MAINTENANCE AND SUPPORT SERVICES FEES:

          Annual Fees                                                      $[***]

          Maintenance and support begins upon Effective Date and is calculated at [***]% of List license fees.

NOTES:

(1)  From the Effective Date through June 30, 2003, Licensee is entitled to purchase ScoutWeb Licenses in excess of the thirty (30) service licenses purchased above at the price of $[***] per license.
     Notwithstanding the foregoing, if ScoutWeb is re-engineered to no longer require certain third party software licenses, the per unit price of additional ScoutWeb licenses, after GA of re-engineered product, shall be $[***] per license.
     __________________________________________________________________________________________________________

                                                       TOTAL:              $[***]
__________________________________________________________________________________________________________

PAYMENT TERMS:

     Due upon delivery of initial eleven (11) ScoutWeb licenses, but no later than July 15, 2000, net
     30 days:

     Software:                                                             $[***]

     Annual Maintenance and Support Service fees:                          $[***]

     Due upon delivery of nineteen (19) ScoutWeb licenses, but no later than October 15, 2000, net
     30 days:

     Software:                                                             $[***]

     Annual Maintenance and Support Service fees:                          $[***]

     ALL PAYMENTS ARE IN US DOLLARS AND DO NOT INCLUDE APPLICABLE TAXES OR TARIFFS.

This Summary Page, the attached Terms and Conditions and the attached Exhibits together form the complete agreement between Aether and the Licensee with respect to the subject matter hereof. Aether and Licensee agree to be bound by the terms and condition of this Agreement. Prices are valid until July 15, 2000.

__________________________________________________________________________________________________________

AETHER SOFTWARE, INC., a Delaware corporation:      OmniSky Corporation, a Delaware corporation:
__________________________________________________________________________________________________________

By: [SIGNATURE ILLEGIBLE]                           By: BARAK BERKOWITZ
__________________________________________________________________________________________________________

Name/Title:                                         Name/Title: Barak Berkowitz, President
__________________________________________________________________________________________________________

Confidential and Proprietary


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                            TERMS AND CONDITIONS OF
                SCOUTWEB SOFTWARE LICENSE AND SERVICES AGREEMENT

1.   LICENSE

     A. Aether hereby grants to Licensee a perpetual (subject to Section 11), worldwide, limited, non-exclusive, non-transferable, right and license to use the computer software components (the "Software") and documentation (the "Documentation") listed on the Summary Page on the terms and conditions of this Agreement. All terms and conditions of this Agreement are material terms of the license granted by this Agreement. Aether will provide Licensee with a single copy of the Software on machine-readable media. Licensee may use the Software and Documentation only on the terms set forth on the Summary Page, only for the conduct of Licensee's own business, or the business of a Subsidiary, and only to service Licensee's own customers or customers of a Subsidiary accessing Licensee's services. Licensee may not use the Software or Documentation (i) to provide services other than Licensee's current consumer service offering defined as wireless service allowing users to securely access primary e-mail, extract content from the Internet and corporate intranets, and share schedules remotely; (ii) as part of a commercial time-sharing or service bureau operation or (iii) in any other resale capacity apart from Licensee's service, as of the effective date of this agreement. Licensee may not transfer, rent, lease or otherwise transfer possession of the Software to a third party. For purposes of this Agreement the term "Subsidiary" shall include only entities in which Licensee maintains more than twenty-five percent (25%) ownership interest.

     B. Licensee acknowledges and agrees that the Software and Documentation are owned by, and shall remain the sole property of, Aether, that the Software and Documentation contain, embody and are based upon patented or patentable inventions, trade secrets, copyrights and other intellectual property rights (collectively, "Intellectual Property Rights") owned or controlled by Aether, and that Aether shall continue to be the sole owner of all Intellectual Property Rights in and to Software and Documentation including, without limitation, any derivative works of Software and Documentation produced by Aether. This Agreement does not convey to Licensee title or ownership of the Software or Documentation, but only a right of limited use in accordance with this Agreement. Licensee's agreements with its customers or subscribers shall be no less protective of Aether's Intellectual Property Rights than the terms contained herein. Licensee shall not remove, replace or obscure Aether's marks or proprietary notices contained in or displayed by the Software.

     C. Notwithstanding anything to the contrary in this Agreement, Licensee may not use the Software in any high risk environment, including without limitation: (i) online air traffic or aircraft navigation control; (ii) the design, construction, operation, or maintenance of any nuclear facility; (iii) life support systems; or (iv) the design, construction, operation, or production of weapons or weapon systems.

     D. Aether reserves all rights not expressly granted under this Agreement.

2.   LICENSE AND MAINTENANCE FEES

     A. As compensation for the license and the maintenance and support services provided under this Agreement, Licensee will pay to Aether the fees specified on the Summary Page.

     B. Licensee will pay all taxes, duties, assessments, import and export fees and withholdings arising out of this Agreement except taxes based upon the net income of Aether.

     C. All payments will be paid to Aether in US Dollars. License fees will be due on the Effective Date of this Agreement, except as otherwise specified on the Summary Page. Unless otherwise specified on the Summary Page, maintenance fees for any Maintenance Period will be due at least thirty (30) days prior to the start of the Maintenance Period, and Aether shall invoice Licensee at least thirty (30) days before such Maintenance fees are due. Fees for Professional Services (if applicable, the scope of such services to be defined in an Appendix 2 attached hereto and incorporated herein by reference) will be invoiced monthly, based on the number of hours of Professional Services provided during the preceding month, and are due and payable thirty (30) days from date of invoice. Any payment not made by Licensee when due under this Agreement (other than a payment, which is the subject of a bona fide dispute which is resolved in favor of Licensee) will be subject to interest from the date such payment was due through the date paid, at the rate of one and one-half percent (1 1/2%) per month, or the maximum rate allowable at law, if less.

3.   PERMISSION TO COPY OR MODIFY THE SOFTWARE

     A. Licensee may copy the Software only for Licensee's own use in accordance with the terms of this Agreement for back-up and archival purposes. Licensee may copy the Documentation for Licensee's own use of the Software in accordance with this Agreement. Any copies that Licensee makes of the Software and Documentation, in whole or in part, shall be and remain Aether's sole property. Licensee agrees to reproduce and include Aether's copyright, trademark, and other proprietary rights notices on any copies of the Software and Documentation, including, without limitation, partial copies.

     B. Licensee acknowledges and agrees that, except as specifically set forth in this Agreement, it does not acquire under this Agreement any rights of use or ownership with respect to any trade names, trade dress, trademarks, service marks, commercial symbols, copyrightable material, designs, logos and/or any other intellectual property of Aether.

     C. Licensee agrees not to modify, create derivative works of, translate, reverse engineer, decompile, dissemble or otherwise recreate or gain access to the source code of the Software.

4.   CO-MARKETING

     A. In connection with entering into this Agreement, the parties may agree to promote each other and each other's products and services (if applicable, the scope of such promotion to be defined in an Appendix 3 attached hereto and incorporated herein by reference).

5.   NONDISCLOSURE

     A. "Confidential Information" means any and all information which is of a confidential, proprietary or trade secret nature, whether or not marked as confidential, that is furnished or disclosed by either Party ("Disclosing Party") to the other party ("Receiving Party") under this Agreement, including the specific business terms of this Agreement, business plans, technical data, performance data, programs, methods of operation, contracts, client lists, financial information, sales and marketing plans business information, and any other information that is marked as "Confidential," "Proprietary," "Trade Secret" or in some other manner to indicate its confidential, proprietary or trade secret nature. Confidential Information of Aether includes, without limitation, the Software and the Documentation. Confidential Information excludes any particular information that, as evidenced by written documentation: (i) is or becomes publicly known without violation of this Agreement; (ii) is already known to the Receiving Party without restrictions as of the time of its disclosure; (iii) is independently developed by the Receiving Party without reference to the Confidential Information; or (iv) after its disclosure, is made known to the Receiving Party without restrictions by a third party having the right to do so.

     B. Confidential Information will remain the property of the Disclosing Party, and the Receiving Party will not be deemed by virtue of this Agreement or any access to Confidential Information to have acquired any right or interest in or to any such Confidential Information. The Receiving Party shall, with respect to each item of Confidential Information: (i) hold the Confidential Information in strict confidence and not disclose any such Confidential Information to any third party (except as provided below); (ii) use the Confidential Information solely and exclusively in accordance with the terms of this Agreement in order to carry out its obligations and/or exercise its rights under this Agreement; and (iii) notify the Disclosing Party promptly of any unauthorized use or disclosure of the Confidential Information and cooperate with and assist the Disclosing Party in every reasonable way to stop or minimize such unauthorized use or disclosure. The Receiving Party shall not disclose or permit the disclosure of Confidential Information to employees, consultants and other third parties unless such parties have a reasonable need to know such information in connection with the Receiving Party's rights, duties and obligations under this Agreement and each such party has entered into a written confidentiality agreement containing substantially the same protection as the confidentiality provisions contained herein.

     C. If Licensee receives a subpoena or other validly issued administrative or judicial notice requesting the disclosure of Aether's

                         1 Confidential and Proprietary

Confidential Information, Licensee will promptly notify Aether and, if so requested, will provide reasonable cooperation to Aether in resisting the disclosure. Subject to its obligations stated in the preceding sentence, Licensee will be entitled to comply with any binding subpoena or other process to the extent required by law, but will in doing so make commercially reasonable effort to limit the scope and secure confidential treatment of any materials it is compelled to disclose.

     D. Licensee agrees that if a court of competent jurisdiction determines that Licensee has breached, or attempted or threatened to breach, its confidentiality obligations to Aether or Aether's proprietary rights, Aether will be entitled to obtain appropriate injunctive relief and other measures restraining further or attempted or threatened breaches of such obligations. Such relief or measures shall be in addition to, and not in lieu of, any other rights and remedies available to Aether, including without limitation, accounting and repayment of all profits, compensation, commissions, remuneration or other benefits which the breaching party directly or indirectly receives and/or may receive as a result of the violation of any restrictions or obligation created by this Agreement.

     E. The provisions of this Section 5 shall remain in full force and effect and otherwise survive the expiration or termination of this Agreement. The Receiving Party acknowledges and agrees that the covenants contained herein are necessary for the protection of legitimate business interests and are reasonable in scope and content.

6.   WARRANTIES

     A. Aether warrants that, during the period ending ninety (90) days after the date the Software is received by Licensee (the "Warranty Period"), performance of the unmodified Software as delivered will conform in all material respects with its then-current Documentation.

     B. As of the Effective Date of this Agreement. Aether warrants that it neither has knowledge of nor has there been an actual claim that the Software or the Documentation infringe upon any patent, copyright, trademark or trade secret of any third party, arising or enforceable, under the laws of the United States.

     C. Aether warrants that any Professional Services, Maintenance or Support Services provided under this Agreement will be performed in a workmanlike manner consistent with reasonable applicable industry standards.

     D. Notwithstanding the foregoing provisions of this Section 6, Aether does not warrant the Software against material deviations in performance from the Documentation or claims of infringement caused by: (i) modifications made to the Software or any portion of it by anyone other than Aether or an authorized agent; (ii) the combination, operation or use of the Software with any software or equipment other than the Third Party Products; or (iii) Licensee's failure to use any new or corrected versions of the Software or Documentation made available by Aether. AETHER SHALL HAVE NO LIABILITY FOR, AND EXPRESSLY DISCLAIMS WARRANTY WITH REGARD TO, THE USE OF THE SOFTWARE IN HIGH RISK ENVIRONMENTS AS SPECIFIED IN SECTION 1.C.

     E. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY IMPLIED WARRANTIES ARISING FROM STATUTE, COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE.

7.   EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY; INDEMNITY


     A. FOR ANY BREACH OF THE WARRANTIES CONTAINED IN SECTION 6, LICENSEE'S EXCLUSIVE REMEDY AND THE ENTIRE LIABILITY OF AETHER WILL BE AS FOLLOWS:

          i. If the Software does not perform as warranted in Sections 6.A Aether's sole obligation will be to correct or modify the Software to make it perform as warranted. If, after a reasonable opportunity to correct or modify the Software, Aether is unable to make the Software perform as warranted, Licensee will be entitled to terminate this Agreement and receive a refund of the amounts paid by it for the returned item(s), depreciated on a straight-line basis over a three (3) year period commencing on the Shipping Date of the Software. Aether shall provide its warranty correction services remotely. If a suspected nonconformity is attributable to a cause other than the unmodified Software as originally delivered by Aether, then Licensee will pay for Aether's work on a time-and-materials basis. If Licensee requests that Aether travel to Licensee's location to perform such investigation, then Licensee shall reimburse Aether for the reasonable travel and out-of-pocket expenses of Aether's personnel.

          ii. If a third party brings an action against Licensee based upon a claimed breach of the warranty given by Aether in Section 6.B (subject to Section 6.D), then Aether will, at its own expense, settle the claim or defend Licensee in such proceeding and pay all settlements, costs, damages and legal fees finally awarded, provided that Licensee promptly notifies Aether in writing of the proceeding, provides Aether a copy of all information received by Licensee with respect to the proceeding, and cooperates with Aether in defending or settling the proceeding. Licensee shall allow Aether to control the defense and settlement of the proceeding, including, without limitation, the selection of attorneys. In any settlement, Aether shall obtain a complete and unconditional release of Licensee. If such a proceeding is brought or appears to Aether to be likely to be brought, Aether may, at its sole option and expense, either obtain the right for Licensee to continue using the allegedly infringing item(s) or replace or modify such item(s). If Aether finds that neither of these alternatives is available to it on commercially reasonable terms, Aether may terminate this Agreement and require Licensee to return the allegedly infringing item(s), in which case Licensee will receive a refund of the amounts paid by it for the returned item(s), depreciated on a straight-line basis over a three (3) year period commencing on the Shipping Date of the allegedly infringing item(s). SUBJECT TO SECTION 9, THIS SECTION 7A STATES AETHER'S ENTIRE OBLIGATION TO LICENSEE AND LICENSEE'S SOLE REMEDY WITH RESPECT TO ANY CLAIM OF INFRINGEMENT INVOLVING THE SOFTWARE.

          iii. In case of a breach of the warranty given in Section 6.C Aether's sole obligation will be to correct or re-perform any affected Professional Services, Maintenance or Support Services at no extra charge and if after having a reasonable opportunity, Aether fails to correct or re-perform any non-conforming Professional Services, Maintenance or Support Services, Licensee shall be entitled to obtain a full refund or all fees corresponding to such non-conforming Services.

     B. Except for claims covered by Section 7.B and claims arising from a breach of Aether's warranties contained in Section 6 hereof (but only to the extent that such breach caused a claim), Licensee shall defend at its expense, indemnify and hold Aether harmless from all claims or actions by third parties arising out of or relating to Licensee's use of or inability to use the Software and Documentation and pay all settlements, costs and expenses (including, without limitation, costs of investigation and reasonable legal fees and expenses), damages, liabilities and awards provided that Aether promptly notifies Licensee in writing of the claim, provides Licensee a copy of all information received by Aether with respect to the claim or action, cooperates with Licensee in defending or settling the claim or action, and allows Licensee to control the defense and settlement of the claim or action, including, without limitation, the selection of attorneys; provided that, in any settlement, Licensee shall obtain a complete and unconditional release of Aether. Aether shall have the right to participate in the settlement or defense of any such claim or action at its own expense. If, as a result of Licensee's negligence, Aether or Aether's employees suffer personal injury or property damage, Licensee will reimburse Aether for that portion of any claims Aether actually pays for which Licensee is legally responsible.

     C. THE LIMITATIONS OF LIABILITY SET FORTH IN SECTION 9 WILL APPLY NOTWITHSTANDING THE FAILURE OF ANY EXCLUSIVE REMEDY SET FORTH IN THIS SECTION 7.

     D. Except for claims caused by a breach of Aether's warranties contained in Section 6 of the Agreement (but only to the extent such breach caused the claim) and claims covered by Section 7.B, Licensee shall defend at its expense, indemnify and hold Aether harmless from all claims or actions by third parties arising out of Licensee's acts or omissions in connection its use of the Software and Documentation and pay all settlements, costs and expenses (including, without limitation, costs of investigation and reasonable legal fees and expenses), damages, liabilities and awards provided that Aether promptly notifies Licensee in writing of the claim, provides Licensee a copy of all information received by Aether with respect to the claim or action, cooperates with Licensee in defending or settling the claim or action, and allows Licensee to control the defense and settlement of the claim or action, including, without limitation, the selection of attorneys; provided that, in any settlement, Licensee shall obtain a complete and unconditional release of Aether. Aether shall have the right to participate in the settlement or defense of any such claim or action at its own expense. If, as a result of Licensee's negligence, Aether or Aether's employees suffer personal injury or property damage, Licensee will reimburse Aether for that portion of any claims Aether actually pays for which Licensee is legally responsible.

8.   SOFTWARE MAINTENANCE AND SUPPORT SERVICES

     A. If provided on the Summary Page, Licensee is enrolled in the optional maintenance and support services for the Software ("Maintenance and Support Services") for the initial twelve (12) month period (a "Maintenance Period") according to the fees specified on the Summary Page. At the expiration of the initial Maintenance Period or any

                         2 Confidential and Proprietary
subsequent Maintenance Period, Licensee may buy Maintenance and Support Services for the Software for another Maintenance Period at Aether's then-current prices; provided that: (i) Aether is still offering Maintenance and Support Services for the Software; (ii) Licensee has paid the maintenance fees for all prior Maintenance Periods; and (iii) Licensee incorporates into the Software within thirty (30) days of the issue date all enhancements and corrections to the Software that Aether has made available to Licensee. Notwithstanding the foregoing, Aether will provide Maintenance and Support Services for the currently released version of the Software and the immediately prior version of the Software.

     B.   Maintenance and Support consists of the following services: (i)
Aether will supply electronic product support via the internet; (ii) Aether will consult with Licensee for a reasonable amount of time by telephone during Aether's normal business hours to assist Licensee in the use of the Software;
(iii) Aether will use reasonable efforts to supply computer program code to correct any material nonconformities in the Software from the Documentation; and
(iv) Aether will provide Licensee with all fixes, workarounds, and enhancements to the Software that Aether develops and generally makes available at no charge to other licensees of the Software.

     C. Aether may, at its option, investigate and correct suspected Errors at Aether's offices to the extent possible. If Aether's personnel travel to Licensee's place of business at Licensee's request to perform maintenance and support services that Aether could have performed remotely and Aether notifies Licensee as soon as practicable after learning that such services could be performed remotely, Licensee will pay Aether for the actual travel time and reasonable travel and out-of-pocket expenses of Aether's personnel. If Aether and Licensee mutually determine that a suspected nonconformity is attributable to a cause other than the unmodified Software as delivered by Aether, then Licensee will pay for Aether's work on a time-and-materials basis, including reasonable travel and out-of-pocket expenses of Aether's personnel. If no mutual determination can be agreed upon, Licensee will pay only for the reasonable travel and out-of-pocket expenses of Aether's personnel.

     D. All enhancements and corrections to the Software provided by Aether under this Section 8 will become a part of the Software for the purposes of this Agreement at the time they are provided to Licensee and are hereby included within the license grant, and subject to the provisions of, this Agreement.

     E. This Agreement does not include any other professional services in connection with Aether's provision of the Software except for (i) the warranty obligations set forth in Section 6; (ii) the maintenance and support services provided pursuant to this Section 8; and (iii) any additional Professional Services which may be set forth in an appendix (which if executed shall be designated Appendix 2 and incorporated herein by this reference).

     F. Copies of the Software in programming source code along with necessary documentation for installing, maintaining or modifying the Software ("Deposit Materials") have been deposited with DSI Escrow Services, (or other escrow agent mutually agreed upon by the parties), under a deposit agreement, substantially in the form attached to the Agreement as Exhibit B (the "Deposit Agreement"). Aether shall maintain the Deposit Agreement in good force for each of the first three Maintenance Periods hereunder, provided that Licensee shall pay the costs of maintaining Licensee as a Preferred Beneficiary under such Deposit Agreement. Aether shall update the Deposit Materials within ninety (90) days of each release of a new version of Software and such updates will be added to the existing Deposit Materials. Aether shall not cancel or modify such Deposit Agreement without thirty (30) days notice to Licensee. Licensee shall be entitled to access the Deposit Materials if a Release Condition as set forth in
Section 8.G of the Deposit Agreement has occurred.

     G. If, during any of the first three annual Maintenance Periods, Aether, its successors or assigns

          i. fails in any material respect to provide support for or maintain the Software licensed by Licensee in accordance with the terms of this Agreement during the term hereof; or

          ii. fails to continue to do business in the ordinary course and no successor or assignee of Aether is obligated to support or maintain the Software in accordance with this Agreement during the term hereof, then, Licensee shall provide written notice of such failure (the "Notice") to Aether. Within thirty (30) days of receipt of the Notice, Aether shall cure such failure or mutually agree with Licensee on a plan to cure such failure and in good faith, implement such plan (each of the foregoing, a "Cure"). If the parties agree that Aether has failed to Cure, then, subject to Section 12.A of the Agreement, a "Release Condition" shall be deemed to have occurred and Licensee shall be entitled to (a) a prorated refund of the prepaid Software maintenance fees for the remainder of the Maintenance Period in which the Notice is received; and (b) the use of the source code of the Software for the duration of the Maintenance Period in accordance with the Deposit Agreement solely to continue to provide maintenance services to maintain and fix errors in the Software for Licensee's continued use of the Software and for no other purposes. All disputes under this Section 8.G that are unresolved by the parties (including, without limitation, whether a failure to provide support or maintenance has occurred or whether a Release condition has occurred) shall be resolved in accordance with Section 12.A of the Agreement, and the arbitrators' determination of whether a Release Condition has occurred shall be final and binding upon the parties and enforceable in any court of competent jurisdiction. The parties agree that they shall utilize the cure mechanism provided herein prior to informing DSI that a release condition has occurred. Throughout the duration of any use of the Software source code pursuant to this Section 8.G Licensee expressly reaffirms all provisions of this Agreement relating to the protection of Confidential Information and intellectual property rights of Aether.

9.   LIMITATION OF LIABILITY

     A. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AETHER'S ENTIRE LIABILITY AND LICENSEE'S EXCLUSIVE REMEDY FOR DAMAGES FROM ANY EVENT OR CLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT, FOR ANY CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT (INCLUDING WITHOUT LIMITATION, BREACH OF WARRANTY AND NEGLIGENCE), WILL BE LIMITED AS
FOLLOWS:

          i. Aether will be liable for Licensee's direct damages only, in an amount not to exceed, in the aggregate for all claims, the total amount of license fees paid to Aether under this Agreement, except that (a) in the case of claims relating to any maintenance and support services provided under
Section 8, Aether's liability shall be limited to the total amount of maintenance fees for the Maintenance Period in which the claim arose, (b) in the case of Consulting Services provided pursuant to an attached Work Order, Aether's liability shall be limited to the cost of the Work Order under which the claim arose, and (c) subject to Section 9.A.2 in the case of claims involving personal injury, Aether's liability shall not be limited to the total amount of fees paid by Licensee."

          ii. EXCEPT FOR CLAIMS INVOLVING PERSONAL INJURY, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR (A) ANY DAMAGES CAUSED BY ANOTHER PARTY'S FAILURE TO PERFORM ITS RESPONSIBILITIES (OTHER THAN AN AUTHORIZED AGENT OF THE OTHER); (B) ANY CLAIMS OR DEMANDS OF THIRD PARTIES (OTHER THAN THOSE THIRD PARTY CLAIMS COVERED BY SECTION 7.B); OR (C) ANY LOST PROFITS, LOSS OF BUSINESS, LOSS OF USE, LOST SAVINGS OR OTHER CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FOR CLAIMS INVOLVING PERSONAL INJURY, NEITHER PARTY'S LIABILITY SHALL EXCEED $1,000,000.

     B. Aether will not be held responsible for any failure, delay or interruption in the performance of any of the terms or conditions contained in this Agreement due to causes beyond its reasonable control, including, without limiting the generality of the foregoing, strikes, boycotts, labor disputes, embargoes, acts of God, acts of public enemy, acts of governmental authority, floods, riots or rebellion.

     C. The limitations of liability set forth in this Section 9 will survive the expiration or termination of this Agreement.

10.  THIRD PARTY PRODUCTS

     A. Licensee acknowledges that the Software requires the then-current version of the third party products specified in the Documentation (the "Third Party Products") in order to be operable. Prior to using the Software, Licensee must obtain the Third Party Products (or a license to use the Third Party Products, as applicable) from the applicable third party suppliers. Changes in the Software which Aether may make from time to time may make it necessary for Licensee to acquire, at its own expense, updated versions of the Third Party Products or additional third party products. Aether shall have no warranty, maintenance or other obligations with respect to any Third Party Products.

11.  TERMINATION

     A. Either party may terminate this Agreement upon thirty (30) days' prior written notice if the other has materially failed to comply with any of the terms and conditions of this Agreement and fails to cure its non-compliance within such thirty (30) day period. Such termination of this Agreement under this Section 11.A shall not affect the licenses granted to Licensee in
Section 1.A.

                         3 Confidential and Proprietary

     B. Notwithstanding the foregoing, if Licensee materially breaches the terms of Section 1 or its nondisclosure obligations under Section 5, Aether shall have the right upon seven (7) days notice during which time Licensee will attempt to cure such breach to Aether's sole satisfaction, without affecting any other rights and remedies Aether may have, to terminate this Agreement (including, without limitation, termination of the license for the Software granted in Section 1.A). Termination of this Agreement will be in addition to, and not in lieu of, other remedies available to the terminating party under this Agreement.

     C. Within thirty (30) days after the expiration or termination of this Agreement for any reason, Licensee must, at Aether's option, either deliver to Aether or destroy the original and all copies (including partial copies) of the Software, the Documentation, all Aether Confidential Information, and any other materials provided by Aether under this Agreement, and certify in writing to Aether that Licensee has fully performed its obligations under this Section.

12.  LAW AND DISPUTES

     A. Any unresolved dispute relating to or arising from this Agreement shall be resolved exclusively by a three (3) person arbitration panel, with such arbitration proceeding conducted in accordance the Commercial Rules of the American Arbitration Association then in effect. The arbitration panel shall be composed of one arbitrator selected by each party and a third arbitrator selected by the other two arbitrators. The parties agree that the arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Unless otherwise agreed by Aether and Licensee, arbitration will take place in Fairfax County, Virginia. Notwithstanding the foregoing, the parties shall be entitled to seek injunctive or other equitable relief from any court of competent jurisdiction, without the need to resort to arbitration. Service of a petition to confirm the arbitration award may be made by First Class mail or by overnight delivery service by a nationally recognized carrier to the attorney for the party or, if unrepresented, to the party at the last known business address.

     B. The validity, construction and interpretation of this Agreement, and the rights and duties of the parties, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding its choice of law rules, and excluding any application of the United Nations Convention on Contracts for the International Sale of Goods. The parties hereto consent to the jurisdiction of the state and Federal courts of the United States serving Fairfax County, Virginia, in connection with any controversy arising out of the operation of this Agreement and agree not to bring any action in any other jurisdiction.

     C. Licensee agrees to comply fully with all applicable export control laws and regulations, including those of the United States. Licensee agrees specifically not to export, re-export or transmit, directly or indirectly, the Software or Documentation or any technical data or service that is the direct product of the Software or Documentation, to any country as to which the U.S. Export Administration Act, as currently amended, or its regulations (the "Export Act"), prohibits export or as to which the Export Act requires Licensee to obtain prior U.S. government authorization, unless such prior U.S. government authorization is obtained.

     D. No proceeding, regardless of form, arising out of or in connection with the transactions covered by this Agreement may be brought by either party more than two (2) years after the accrual of the cause of action, except that proceedings related to violation of a party's proprietary rights or any duty to protect Confidential Information may be brought at any time within the applicable statute of limitations.

13.  GENERAL TERMS AND CONDITIONS

     A. Any notice or other communication required or permitted to be made or given by either party pursuant to this Agreement will be in writing, in English, and will be deemed to have been duly given: (i) five (5) business days after the date of mailing if sent by registered or U.S. certified mail, postage prepaid, with return receipt requested; (ii) when transmitted if sent by facsimile, provided a confirmation of transmission is produced by the sending machine and a copy of such facsimile is promptly sent by another means specified in this
Section 13.A; or (iii) when delivered if delivered personally or sent by express courier service. All notices will be sent to the other party at its address as set forth on the Summary Page to this Agreement or at such other address as such party will have specified in a notice given in accordance with this Section 13.A.

     B. Licensee may not assign (directly or by operation of law) or otherwise transfer any right or obligation set forth in this Agreement without Aether's prior written consent. Any purported assignment in violation of the preceding sentence will be null and void. Notwithstanding the foregoing, Licensee shall be permitted to assign this Agreement to the purchaser of all or substantially all of the assets or capital stock of Licensee without prior written consent of Aether. This Agreement will be binding upon the parties and their respective successors and permitted assigns. For purposes of this Agreement a merger, sale or other change in control shall be deemed to be an assignment.

     C. There are no intended third party beneficiaries of any provision of this Agreement.

     D. Aether is and will remain an independent contractor with respect to all performance rendered pursuant to this Agreement. Neither Aether nor any employee or agent of Aether will be considered an employee or agent of Licensee for any purpose. Neither party, nor its employees, will have any authority to bind or make commitments on behalf of the other party for any purpose, nor will it or they hold itself or themselves out as having such authority. Each party will be solely responsible for supervising, providing daily direction and control, paying the salaries (including withholding of income taxes and social security), worker's compensation, and disability benefits of its personnel.

     E. Each party acknowledges to the other that it has no current intention to employ any person employed by the other party. Each party agrees not to solicit for employment by such party or any of its affiliates, directly or indirectly, until at least twelve (12) months after this Agreement terminates, any person employed by the other party or any of its affiliates with whom such party had contact in the course of performance of this Agreement during the preceding twelve (12) months. However, this provision shall not be construed to prohibit either party or its affiliates from hiring any such person provided that the hiring party or its affiliates do not solicit such person for employment.

     F. This Agreement (consisting of the Summary Page, these Terms and Conditions and the Appendices attached hereto, all of which are incorporated by reference herein) constitutes the entire agreement between the parties, and supersedes all other prior or contemporaneous communications between the parties (whether written or oral), and all other communications, including without limitation, materials contained on the Aether website, relating to the subject matter of this Agreement. In the event of any conflict among the various parts of this Agreement, the terms of the Summary Page will supersede and take precedence over the Appendices and these Terms and Conditions, and the Appendices will supersede and take precedence over these Terms and Conditions. This Agreement may be modified or amended solely in a writing signed by both parties. Any terms contained in Licensee's purchase orders, acknowledgments, shipping instructions, or other forms, that are inconsistent with or different from the terms of this Agreement will be void and of no effect.

     G. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of its provisions shall not affect the validity or enforceability of any of the other provisions. In addition, if any provision of this Agreement, for any reason, is declared to be invalid or unenforceable, the parties shall substitute a valid and enforceable provision that, to the maximum extent possible in accordance with applicable law, preserves the original intentions and economic positions of the parties.

     H. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy, and no waiver will be effective unless it is in writing and signed by the party waiving its right, power or remedy. If either party waives any right it has under this Agreement, such waiver will not waive any successive or other right the party may have under this Agreement.

     I. Sections 1.B, 5, 7, 9, 11.B, and 12, and any provisions of this Agreement that by their sense and context contemplate continued performance or observance by one or both parties following the expiration or termination for any reason of this Agreement will survive any such expiration or termination.

     J. Headings used in this Agreement are for convenience of reference only, and will not be used to interpret or construe this Agreement. The English language version of this Agreement shall control over any alternative language version hereof.

     K. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                         4 Confidential and Proprietary

                                   EXHIBIT A
              TO SCOUTWEB SOFTWARE LICENSE AND SERVICES AGREEMENT
             BETWEEN AETHER SOFTWARE, INC. AND OMNISKY CORPORATION


                             PRICING AND REPORTING

This proposal is valid until July 15, 2000.

SOFTWARE PRICING:
     SOFTWARE PRODUCT:                              UNITS:           SUBTOTAL:
          ScoutWeb(TM) Dual CPU                   30 servers       $[***]
     MAINTENANCE AND SUPPORT SERVICES FEES:
          Annual Fees                                              $[***]
          Maintenance and support begins upon Effective Date and is calculated at [***]% of List license fees.

NOTES:
From the Effective Date through June 30, 2003, Licensee is entitled to purchase ScoutWeb licenses in excess of the thirty (30) server licenses purchased above at the price of $[***] per license. Notwithstanding the foregoing, if ScoutWeb is re-engineered to no longer require certain third party software licenses, the per unit price of additional ScoutWeb licenses, after GA of re-engineered product, shall be $[***] per license.

                         5 Confidential and Proprietary



[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT B

                             PREFERRED BENEFICIARY
                                ACCEPTANCE FORM

                             Account Number 0105022

Depositor, Preferred Beneficiary and DSI Technology Escrow Services, Inc. ("DSI"), hereby acknowledge that OmniSky Corporation is the Preferred Beneficiary referred to in the Master Preferred Escrow Agreement effective
May 19, 2000 with DSI as the escrow agent and Aether Software, Inc. as the Depositor. Preferred Beneficiary hereby agrees to be bound by all provisions of such Agreement.

Depositor hereby enrolls Preferred Beneficiary to the following account(s):

Account Name                                 Account Number
------------                                 --------------
     ScoutWeb                                    0105022-00003
-----------------------------------------    ---------------------------------------

-----------------------------------------    ---------------------------------------

-----------------------------------------    ---------------------------------------

Notices and communications to Preferred      Invoices should be addressed to:
Beneficiary should be addressed to:          (if blank, same as information to the left)

Company Name:  OmniSky Corporation           Company Name:  OmniSky Corporation
             ---------------------------                  ---------------------------
Address:       1001 Elwell Court             Address:       1001 Elwell Court
             ---------------------------                  ---------------------------
Address:       Palo Alto, CA 94303           Address:       Palo Alto, CA 94303
             ---------------------------                  ---------------------------
Contact:                                     Contact:       Accounts Payable
             ---------------------------                  ---------------------------
Telephone:     650-962-7700                  Telephone:     650-962-7700
             ---------------------------                  ---------------------------
Facsimile:                                   Facsimile:
             ---------------------------                  ---------------------------
                                             P.O. #, if
                                             required
                                                          ---------------------------

OmniSky Corporation                          Aether Software, Inc.
Preferred Beneficiary                        Depositor

By:       /s/ BARAK BERKOWITZ                By:
          ------------------------------               ------------------------------
Name:      Barak Berkowitz                   Name:
          ------------------------------               ------------------------------
Title:     President                         Title:
          ------------------------------               ------------------------------
Date:                                        Date:
          ------------------------------               ------------------------------

DSI Technology Escrow Services, Inc.

By:
      -----------------------------------
Name:
      -----------------------------------
Title:
      -----------------------------------
Date:
      -----------------------------------

                         6 Confidential and Proprietary

[DSI TECHNOLOGY ESCROW SERVICES LOGO]

Fee & Services Schedule

------------------------------------------------------------------------------
    NEW ESCROW AGREEMENT                            ANNUAL FEE     SETUP FEE
------------------------------------------------------------------------------
Comprehensive Preferred                               $2,150        $1,050
------------------------------------------------------------------------------
Master Preferred                                      $1,350        $2,050
------------------------------------------------------------------------------
Reseller                                              $1,350        $2,050
------------------------------------------------------------------------------
Preferred                                             $1,350        $1,050
------------------------------------------------------------------------------
FlexSAFE                                              $1,250        $  350
------------------------------------------------------------------------------
SAFE                                                  $1,250        $  350
------------------------------------------------------------------------------
Technology Protection                                 $  700        No Fee
------------------------------------------------------------------------------
   ADDITIONAL BENEFICIARY
------------------------------------------------------------------------------
Preferred                                             $650/ea.      $1,000
------------------------------------------------------------------------------
Master Preferred                                      $650/ea.      No Fee
------------------------------------------------------------------------------
FlexSAFE                                              $200/ea.      No Fee
------------------------------------------------------------------------------
SAFE                                                  $ 50/ea.      No Fee
------------------------------------------------------------------------------
   ADDITIONAL DEPOSIT ACCOUNT
------------------------------------------------------------------------------
Master Preferred                                      $  700        No Fee
------------------------------------------------------------------------------

------------------------------------------------------------------------------
SERVICE OPTIONS                                                      FEES
------------------------------------------------------------------------------
Unlimited deposit or replacement plus
  one additional storage unit                                       $300/yr.(1)
------------------------------------------------------------------------------
Individual deposit updates or replacements                          $200/ea.
------------------------------------------------------------------------------
DeposiTrack updates                                                 $300/ea.(1)
------------------------------------------------------------------------------
Remote vaulting                                                     $500/yr.
------------------------------------------------------------------------------
Release filing fee                                                  No Fee(2)
------------------------------------------------------------------------------
Custom contracts                                                    No Fee(3)
------------------------------------------------------------------------------
Additional storage units                                            $100/ea.
------------------------------------------------------------------------------
Technical verification (estimates based on $200/hr.)
  Verification Level I                                              $800(1)
  Verification Level II                                          $1,200-$1,600
  Verification Level III                                         $3,200-$6,400
------------------------------------------------------------------------------

------------
(1) Included in the Comprehensive Preferred annual fee.
(2) Copying expenses in excess of $300 will be chargeable.
(3) A one-time fee of $500 may be assessed for contract modifications that change DSI's standard processes.


                         7 Confidential and Proprietary